UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 1, 2007

ALFA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11773	63-0838024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 East South Boulevard P.O. Box 11000, Montgomery, Alabama	36191-0001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (334) 288-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 2, 2007, Alfa Corporation (“Alfa”) announced the completion of the conversion of Virginia Mutual Insurance Company (“Virginia Mutual”), an entity controlled by Alfa affiliates through a Strategic Affiliation Agreement effective August 10, 2001, from a mutual company to a stock company and the simultaneous merger of Virginia Mutual with a wholly owned subsidiary of Alfa. The Virginia Mutual policyholders no longer have any membership interests in Virginia Mutual, and Virginia Mutual is a wholly owned subsidiary of Alfa. In connection with the transaction, Virginia Mutual’s name was changed to “Alfa Alliance Insurance Corporation.” The press release announcing the completion of the transaction is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release Dated January 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALFA CORPORATION

Date January 3, 2007	By:	/s/ Stephen G. Rutledge
Stephen G. Rutledge
Senior Vice President,
Chief Financial Officer and
Chief Investment Officer